UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ProUroCare Medical Inc.
(Name of Registrant as Specified In Its Charter)

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ProUroCare Medical Inc.

5500 Wayzata Boulevard, Suite 310

Golden Valley, Minnesota 55416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 12, 2008

TO THE STOCKHOLDERS OF PROUROCARE MEDICAL INC.:

Please take notice that the 2008 Annual Meeting of Stockholders of ProUroCare Medical Inc. will be held, pursuant to due call by our Board of Directors, at the Thrivent Financial Building, Dining Room 2, 625 Fourth Ave. S., Minneapolis, Minnesota 55415, at 3:30 p.m. local time on August 12, 2008, or at any adjournment or adjournments thereof, for the purpose of adopting and approving the following three matters:

1.                                       The election of four directors to our Board of Directors;

2.                                       Ratification of the appointment of Virchow, Krause & Company LLP as our independent registered public accounting firm for fiscal 2008; and

3.                                       The transaction of any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to due action of our Board of Directors, stockholders of record on July 7, 2008, will be entitled to vote at the meeting or any adjournments thereof.  Adoption of each of our two proposals requires the affirmative vote of the holders of a majority of the shares of ProUroCare Medical Inc.’s common stock present in person or represented by proxy at the Annual Meeting.

A PROXY FOR THIS MEETING IS ENCLOSED. WE REQUEST THAT YOU FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THIS MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ David F. Koenig
David F. Koenig
Secretary

July 21, 2008
Enclosures

PROUROCARE MEDICAL INC.

5500 Wayzata Boulevard, Suite 310

Golden Valley, Minnesota 55416

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ProUroCare Medical Inc. (“ProUroCare,” the “Company,” “we” or “us”) to be used at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Thrivent Financial Building, Dining Room 2, 625 Fourth Ave. S., Minneapolis, MN 55416 at 3:30 p.m. local time on August 12, 2008, for the purpose of considering and taking appropriate action with respect to the following:

1.                     The election of four directors to our Board of Directors;

2.                     Ratification of the appointment of Virchow, Krause & Company LLP  (“Virchow Krause”) as our independent registered public accounting firm for fiscal 2008; and

3.                     The transaction of any other business as may properly come before the meeting or any adjournments thereof.

This Proxy Statement and the enclosed proxy card are first being mailed or given to stockholders on or about July 21, 2008.

Proxies and Voting

Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on July 7, 2008 (the “Record Date”) will be entitled to vote at the Annual Meeting or any adjournments thereof. There were 1,727,350 shares of our Common Stock outstanding on the Record Date.  Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.  A quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon.  The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for ratification and approval of (i) each of the nominees for director, (ii) the appointment of Virchow Krause as independent registered public accounting firm for fiscal 2008 and (iii) the approval of any other matters to be considered at the Annual Meeting.  For purposes of the vote on Proposal One, Proposal Two or any other matters to be considered at the Annual Meeting, abstentions will be counted as votes entitled to be cast on these matters and will have the effect of a vote against such matters.  If you hold your shares in street name and do not provide voting instructions to your broker, they will be counted as present at the meeting for the purpose of determining a quorum and may be voted on Proposal One and Proposal Two at the discretion of your broker.

Each stockholder who signs and returns a proxy card in the form enclosed with this Proxy Statement may revoke the proxy at any time prior to its use by giving notice of such revocation to our Secretary in writing, in open meeting or by executing and delivering a new proxy card to our Secretary.  Unless so revoked, the shares represented by each proxy card will be voted at the Annual Meeting and at any adjournments thereof. Presence at the Annual Meeting of a stockholder who has signed a proxy does not alone revoke that proxy.

All shares represented by proxies will be voted FOR the election of a four member Board of Directors consisting of the nominees named in this Proxy Statement and FOR ratification of the appointment of Virchow Krause as the Company’s independent registered public accounting firm unless a contrary choice is specified.  If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF A FOUR MEMBER BOARD OF DIRECTORS CONSISTING OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND “FOR” THE RATIFICATION OF VIRCHOW KRAUSE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2008.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 14, 2008, by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director and nominee for election as a director of the Company, (iii) each executive officer of the Company included in the Summary Compensation Table (the “Named Executive Officers”) and (iv) all executive officers and directors as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of July 14, 2008. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity.  Unless otherwise indicated, the address of each of the following persons is 5500 Wayzata Boulevard, Suite 310, Golden Valley, MN  55416.

Name	Shares Beneficially Owned	Percent of Class
Richard C. Carlson(1)	15,850	*
David F. Koenig(2)	73,892	4.1
Robert J. Rudelius(3)	16,959	*
Scott E. Smith(4)	37,746	2.1
Richard B. Thon(5)	13,000	*
All directors and officers as a group (5 total)(6)	157,447	8.6
Alexander Nazarenko(7)	284,533	15.9
Clement Nelson(8) 5644 Heather RidgeCourt Shoreview, MN 55126	212,750	12.1
CS Medical Technologies, LLC(9) 2277 West Highway 36, Suite 254 Roseville, Minnesota 55113	194,750	11.0
James Davis (10) 6446 Flying Cloud Dr. Eden Prairie, MN 55344	302,037	16.0
Phillip W. Smith Family Trust (11) 7501 North Ironwood Drive Paradise Valley, AZ 85253	176,982	9.4
William Reiling (11)(12) 200 University Avenue W., Suite 200 St. Paul, MN 55103	176,982	9.4
Bruce Culver (13) 1856 Dawn Meadow Street Westlake Village, CA 91362	118,077	6.5
Maurice R. Taylor(14) One Carlson Parkway, Suite 124 Plymouth, MN 55447	112,501	6.3
Profile, L.L.C. (15) 2700 Corporate Drive, Suite 120 Birmingham, Alabama 35242	102,430	5.8

*Less than one percent.

(1)         Includes 850 shares held directly and options to purchase up to 15,000 shares of common stock which are currently exercisable or exercisable within 60 days.  Of Mr. Carlson’s options, 5,000 are exercisable at $5.00 per share and 10,000 are exercisable at $1.00 per share.

(2)         Includes 1,875 shares held by Clinical Network, LLC, and 26,571 shares held by Clinical Network, Inc., with respect to each of which Mr. Koenig is an officer and minority owner.  Also includes 39,053 shares of common stock held directly, options to purchase up to 3,000 shares of common stock which are currently exercisable or exercisable within 60 days at $11.33 per share, and immediately exercisable warrants to purchase 3,393 shares at $16.67 per share.

(3)         Includes 15,209 shares held directly and options to purchase up to 1,750 shares of common stock which are currently exercisable or exercisable within 60 days at $2.90 per share.

(4)         Includes 34,746 shares held directly and options to purchase up to 3,000 shares of common stock which are currently exercisable or exercisable within 60 days at $7.00 per share.

(5)         Includes options to purchase up to 13,000 shares of common stock which are currently exercisable or exercisable within 60 days.  Of Mr. Thon’s options, 3,000 are exercisable at $11.33 per share, and 10,000 are exercisable at $1.00 per share.

(6)         Includes Messrs. Carlson, Koenig, Rudelius, Smith and Thon.

(7)         Includes 194,750 shares held by CS Medical Technologies, LLC, of which Mr. Nazarenko is a managing officer and member.  Also includes 86,783 shares of common stock held directly and options to purchase up to 3,000 shares of common stock which are currently exercisable or exercisable within 60 days at $11.33 per share.  Mr. Nazarenko is a former director of the Company who resigned from our Board of Directors on March 11, 2008.

(8)         Includes 194,750 shares held by CS Medical Technologies, LLC, of which Mr. Nelson is a managing officer and member, and 18,000 shares held directly.

(9)         The beneficial owners of CS Medical Technologies, LLC are Mr. Nelson and Mr. Nazarenko.

(10)   Includes 67,988 shares held directly, a stock purchase agreement to purchase 112,505 shares from Profile, LLC, immediately exercisable warrants to purchase 29,877 shares at $5.00 per share, immediately exercisable warrants to purchase 25,000 shares at $1.50 per share and debentures convertible into 66,667 shares within 60 days at $3.00 per share.  Mr. Davis also holds certain units consisting of unsecured, subordinated, convertible promissory notes and related warrants to purchase common stock.  The 75,000 shares of common stock underlying the warrants and the equity securities issuable upon conversion of the $356,250 in principal amount of the notes are not included in the above calculation of shares because the conversion of the notes and exercise of the warrants are contingent upon future events

(11)   Includes 67,986 shares held directly, immediately exercisable warrants to purchase 17,327 shares at $5.00 per share, immediately exercisable warrants to purchase 25,000 shares at $1.50 per share and debentures convertible into 66,667 shares within 60 days at $3.00 per share.

(12)   Reporting person also holds certain units consisting of unsecured, subordinated, convertible promissory notes and related warrants to purchase common stock.  The 10,000 shares of common stock underlying the warrants and the equity securities issuable upon conversion of the $47,500 in principal amount of the notes are not included in the above calculation of shares because the conversion of the notes and exercise of the warrants are contingent upon future events.

(13)   Includes 56,875 shares held directly, immediately exercisable warrants to purchase 16,759 shares at $5.00 per share and convertible debentures convertible into 44,443 shares within 60 days at $3.00 per share.

(14)   Includes 1,875 shares of common stock held by Clinical Network, LLC, and 26,571 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner.  Also includes 65,205 shares of common stock held directly, 250 shares held by his spouse, and options to purchase 18,600 shares of common stock which are currently exercisable at $11.33 per share.  Of Mr. Taylor’s directly held shares, 57,648 shares are pledged as security on a bank loan.  Mr. Taylor is a former Chief Executive Officer and Chairman of the Board of Directors of the Company, who resigned from employment by the Company effective March 31, 2007.  Pursuant to a separation of employment agreement, the Company has agreed to allow Mr. Taylor to exercise his options through April 1, 2012.

(15)   The managers of Profile, LLC are T. Forcht Dagi and Stanley L. Graves, who share voting and investment power over the securities held by Profile, LLC.  Cordova Technology Partners, LP, (“Cordova”), is a member of Profile and has a 39.75 percent equity interest in Profile. As a result of its equity interest in Profile, Cordova has an indirect pecuniary interest in 40,716 shares, or approximately 2.4 percent, of the common stock outstanding.  Cordova’s business address is 2500 Northwinds Parkway #475, Alpharetta, Georgia 30004. The management committee of Cordova Technologies, LLC, of which T. Forcht Dagi is a member, exercises voting and investment power over the securities held by Cordova Technology Partners, L.P.

ELECTION OF DIRECTORS

(PROPOSAL ONE)

The Board of Directors currently consists of four directors each of whom has been nominated by the Board of Directors for re-election by the stockholders.  If re-elected, each nominee has consented to serve as a director of the Company and to hold office until the next Annual Meeting of the Stockholders or until his or her successor is elected and shall have qualified.

The Board of Directors recommends that you vote FOR the election of a four-member Board of Directors consisting of the four nominated directors.  Proxies will be voted FOR the election of the four nominees unless otherwise specified.

If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

The nominees for election to our Board of Directors provided the following information about themselves:

Name And Age Of Director	Biography	Director Since

Richard C. Carlson Age 56	Richard C. Carlson was elected to our Board of Directors in December 2006 and became Acting Chairman in May 2007. Mr. Carlson was hired as our Vice President of Marketing and Sales in January 2005, and was promoted to Chief Executive Officer in November 2006. Prior to joining ProUroCare, Mr. Carlson held several positions with SurModics, Inc., a company that provides surface modification solutions for medical device and biomedical applications, from 1998 to 2004, including Vice President of Marketing and Sales and Vice President of Strategic Planning.	2006

David F. Koenig Age 67	David F. Koenig served as a director of our predecessor company, ProUroCare Inc. (“PUC”), from 1999 until April 2004, when he became a director of the Company upon the merger of PUC with and acquisition subsidiary of the Company (the “Merger”). From 1996 to 2005, Mr. Koenig was the Executive Vice President and Chief Operating Officer of Solar Plastics, Inc., a manufacturer of custom rotationally molded plastic parts. Mr. Koenig is Chairman of the Nominating and Governance Committee and is a member of the Audit and Compensation Committees.	2004

Robert J. Rudelius Age 52

Robert J. Rudelius was elected to the Company’s Board of Directors in June 2007. Since 2003, Mr. Rudelius has been the Managing Director and CEO of Noble Ventures, LLC, a company he founded, providing advising and consulting services to early-stage companies in the information technology, renewable energy and loyalty marketing fields. Mr. Rudelius is also the Managing Director and CEO of Noble Logistics, LLC, a holding company he founded in 2002 to create, acquire and grow a variety of businesses in the freight management, logistics and information technology industries. Mr. Rudelius is the Chairman of the Compensation Committee and is a member of the Nominating and Governance Committee.

2007

Scott E. Smith Age 52	Scott E. Smith has been a director of the Company since 2006. He is employed by F-2 Intelligence Group (“F-2”), a company engaged in providing critical insights to multinational corporations and private equity clients on a broad range of strategic issues. From 2002 to 2005, Mr. Smith served as F2’s Director of Corporate Accounts, and is currently F2’s Regional Director for Private Equity. Mr. Smith is a Certified Public Accountant and a Certified Management Accountant. Mr. Smith is Chairman of the Audit Committee.	2006

There are no family relationships among our executive officers and directors.

CORPORATE GOVERNANCE

Director Independence

Each of Messrs. Koenig, Rudelius and Smith qualifies as an “independent director,” as such term is defined in Rule 4200(a)(15) of the NASDAQ listing standards.  As an executive officer of the Company, Mr. Carlson does not qualify as an “independent director.”

Attendance at Meetings

In addition to committee meetings, during fiscal 2007, the Board held seven meetings.  Each director attended more than 75 percent of the meetings of the Board and its committees on which the director served.  It is the Company’s policy that all Board members be in attendance at the annual meeting of stockholders.  All Board members were in attendance at the 2007 Annual Meeting of Stockholders.

Board Committees

The Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. The members of each of these committees qualify as “independent directors.”  Each has duly appointed members and a charter governing their duties and obligations to the full Board and our stockholders.

Nominating and Governance Committee

Our Nominating and Governance Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at www.prourocare.com under the heading “Investors” and subheading “Corporate Governance.”

Our Nominating and Governance Committee’s responsibilities include:

•                  recommending a size and composition of the Board that the Committee determines is best suited to fulfilling the Board’s responsibilities;

•                  identifying individuals believed to be qualified to become Board members in accordance with the nominating criteria set forth under the caption “Director Nominations” and recommending to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders;

•                  reviewing and recommending to the Board the charters of all Board committees with a view to comprehensive and effective committee operations and to prevent conflicts among committees;

•                  recommending to the Board a compensation and benefits package that will attract and retain qualified directors;

•                  providing oversight of the succession plan for our chief executive officer and recommending to the Board a successor chief executive officer when a vacancy occurs;

•                  evaluating stockholder proposals received by the Company and making appropriate recommendations to the Board;

•                  developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and providing ongoing oversight of governance, with the objective of compliance with corporate governance standards, policies and practices; and

•                  reviewing and recommending to the Board with regard to certificate of incorporation, bylaws or stockholder rights plan issues or changes in fundamental corporate charter provisions.

Our Nominating and Governance Committee is authorized to retain advisors and consultants, and to compensate them for their services.

Our Nominating and Governance Committee met once during 2007.  The current members of our Nominating and Governance Committee are Messrs. Rudelius and Koenig.

Compensation Committee

The current members of our Compensation Committee are Messrs. Koenig and Rudelius.  Our Compensation Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at www.prourocare.com under the heading “Investors” and subheading “Corporate Governance.” Our Compensation Committee met three times during 2007.

Our Compensation Committee’s responsibilities include:

•                  adopting an executive compensation strategy consistent with the Company’s plans and objectives and periodically considering the competitiveness of the Company’s executive compensation and other compensation programs with respect to relevant industries and the business community generally;

•                  reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s compensation based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in past years and any other relevant factors;

•                  meeting with the Company’s management and, if appropriate, independent advisors to review current trends and practices in executive compensation and reviewing disclosure requirements under various securities rules and regulations;

•                  overseeing regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility,

                        and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes complying with federal tax regulations;

•                  reviewing and establishing all compensation arrangements between the Company and its executive officers (such arrangements may include, but shall not be limited to, cash compensation, bonuses, stock options, restricted stock awards, insurance, retirement, other benefits and other perquisites); and

•                  administering all stock plans (stock options, restricted stock, stock purchase, etc.) and granting awards under such plans consistent with each plan’s intended purpose.

As set forth in the Compensation Committee charter, the Committee:

•                  has the authority to engage independent compensation consultants and legal advisors when determined by the Committee to be necessary or appropriate. The Committee did not engage a compensation consultant to assist it with establishing executive compensation levels in 2007; and

•                  has the authority to delegate its responsibilities as it may deem appropriate, to the extent allowed under applicable law. The Committee generally does not delegate its responsibilities to others; and

•                  requests that the CEO provide to the Committee his recommendations relative to compensation of other executive officers of the Company. The Committee meets in executive session to determine the compensation of the CEO of the Company.

Audit Committee

The Company has established a two-member Audit Committee within the Board of Directors that operates pursuant to a written charter, a current copy of which is available on our website at www.prourocare.com under the heading “Investors” and subheading “Corporate Governance.”

Our Audit Committee’s responsibilities include:

•                  appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•                  overseeing the work of our independent registered public accounting firm, including reviewing certain reports required to be made by the independent registered public accounting firm;

•                  overseeing the work of our internal auditor, including approving the internal audit annual plan submitted by the internal auditor;

•                  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•                  monitoring our internal control over financial reporting, disclosure controls and procedures, code of business conduct and code of ethics; and

•                  meeting independently with our internal auditing staff, the independent registered public accounting firm and management.

Our Audit Committee is authorized to retain independent legal, accounting and other advisors, and compensate them for their services.

Our Audit Committee met five times during 2007. The current members of our Audit Committee are Messrs. Smith and Koenig.

The board of directors has determined that both members of the Audit Committee, Mr. Smith and Mr. Koenig, are “audit committee financial experts” as that term is defined in Item 407(d)(5) of

Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Mr. Smith was an Audit Partner for Arthur Andersen and is a Certified Public Accountant and a Certified Management Accountant.  Mr. Koenig’s relevant experience includes his service as the Chief Financial Officer and director of Quadion Corporation, and his past consulting experience, which involved his oversight and supervision of the performance of business enterprises respecting the preparation, audit and evaluation of financial statements.  Moreover, the Board of Directors has determined that each of the Audit Committee members is able to read and understand fundamental financial statements and has past employment experience in finance or accounting.

Director Nominations

The process followed by our Nominating and Governance Committee to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Nominating and Governance Committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in our Board of Directors’ slate of recommended director nominees, our Nominating and Governance Committee considers the criteria set forth in our Nominating and Governance Committee Charter (available on our website as noted above). These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, commitment to participate as a director and conflicts of interest that would impair such candidate’s ability to act in the interests of all stockholders. Our Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our Nominating and Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Nominating and Governance Committee for consideration as potential director candidates by submitting the name, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5 percent of our common stock for at least a year as of the date the recommendation is made, to the Nominating and Governance Committee, ProUroCare Medical Inc., 5500 Wayzata Blvd., Suite 310, Golden Valley, MN  55416.

Assuming that appropriate biographical and background material has been provided on a timely basis, our Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and considering the same criteria, as it follows for candidates submitted by others. If our Board of Directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

No candidates for director nominations were submitted by stockholders in connection with the 2008 annual meeting.

Stockholder Communications with Directors

Our Board has established several means for stockholders and others to communicate with our Board of Directors. If a stockholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairperson of the Audit Committee, Mr. Smith, in care of our Secretary at 5500 Wayzata Blvd., Suite 310, Golden Valley, MN  55416. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Nominating and Governance Committee, Mr. Rudelius, in care of our Secretary at the address listed above. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of our Secretary at the address listed above. All stockholder communications will be forwarded to the applicable director(s).

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and a Code of Ethics that apply to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. A current copy of each of the Code of Business Conduct and the Code of Ethics is available on our website at http://www.prourocare.com under the heading “Investors” and subheading “Corporate Governance,” and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Business Conduct and the Code of Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under the Securities and Exchange Commission (the “SEC”) rules or, to the extent permitted, the NASDAQ rules. A current copy of the Code of Business Conduct and the Code of Ethics may also be obtained, without charge, upon written request directed to us at: ProUroCare Medical Inc., 5500 Wayzata Blvd., Suite 310, Golden Valley, MN  55416.

CURRENT EXECUTIVE OFFICERS

Name and Title	Age	Principal Occupation, Business Experience for Past Five Years and Directorships of Public Companies

Richard C. Carlson Chief Executive Officer	56	See “Election of Directors (Proposal One)” above.

Richard B. Thon Chief Financial Officer	52

Richard B. Thon was engaged as our Chief Financial Officer on a part-time consulting basis from 2002 until July 2004, when he became employed by the Company in that position on a full-time basis. From 2001 to 2004, Mr. Thon was also the part-time Chief Financial Officer of CHdiagnostics, LLC, a marketer of blood glucose diagnostic supplies.

There are no family relationships among our executive officers or directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the compensation earned for services rendered in all capacities by our Chief Executive Officer, Chief Financial Officer and the other highest-paid executive officers serving as such at the end of fiscal year 2007 whose compensation for that fiscal year was in excess of $100,000 and up to two additional individuals who were no longer employed by the Company at December 31, 2007.  The individuals named in the table will be hereinafter referred to as the “Named Executive Officers.”

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Richard C. Carlson(1) Chief Executive Officer and Acting Chairman of the Board	2007	$150,000	$—	$120,898	$—	$270,898
	2006	$125,000	$—	$94,782	$—	$219,782
Richard B. Thon (2) Chief Financial Officer	2007	$140,000	$—	$65,348	$1,200	$206,548
	2006	$140,000	$18,900	$113,784	$1,200	$273,884
Maurice R. Taylor, II(3) Former Chief Executive Officer and former Director	2007	$38,100	$—	$103,500	$—	$141,600
	2006	$190,000	$—	$—	$1,838	$191,838
Michael P. Grossman(4) Former President and Chief Operating Officer and former Director	2007	$14,583	$—	$146,635	$—	$161,228
	2006	$175,000	$—	$114,784	$1,080	$290,864

(1)                      Mr. Carlson joined the Company on January 3, 2005 as Vice President of Marketing and Sales.  He was promoted to the position of Chief Executive Officer on November 1, 2006.  Mr. Carlson was appointed to fill a vacancy on the Board of Directors in December 2006, and was appointed as acting Chairman upon Mr. Taylor’s stepping down from that position effective May 3, 2007. All compensation Mr. Carlson earned is related to his duties as an officer.  Due to funding limitations, $146,635 of Mr. Carlson’s salary earned in 2006 and 2007 was unpaid as of December 31, 2007.

(2)                      Due to funding limitations, $166,259 of Mr. Thon’s salary and bonus earned in 2006 and 2007 was unpaid as of December 31, 2007.

(3)                      Mr. Taylor was Chief Executive Officer of the Company until his retirement from that position on October 31, 2006.  Mr. Taylor continued to be employed by the Company in a transition role through March 31, 2007.  Mr. Taylor continued to serve as the Chairman of the Company until stepping down from that position effective May 2, 2007.  All compensation Mr. Taylor earned related to his duties as an employee of the Company.  Due to funding limitations, $141,017 of Mr. Taylor’s salary earned during 2006 and 2007 was unpaid at the time of his departure from the Company.  As consideration for his agreement to defer payment of his accrued salary, pursuant to a deferred payment agreement (see “Employment Agreements,” below), the Company extended the original one-year period that Mr. Taylor may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until April 1, 2012.  The option extension was valued at $103,500 using the Black-Scholes pricing model.  As of December 31, 2007, $101,017 of Mr. Taylor’s accrued salary remained unpaid, but was subsequently paid in February, 2008.

(4)                      Mr. Grossman served as a director of the Company until his resignation from the Board in December 2006.  The contract term of Mr. Grossman’s employment agreement ended effective January 31, 2007 when the Company elected not to renew Mr. Grossman’s employment agreement.  Due to funding limitations, $103,990 of Mr. Grossman’s salary earned during 2006 and 2007 was unpaid at the time of his departure from the Company.  As consideration for his agreement to defer payment of his accrued salary, pursuant to a separation agreement (see “Employment Agreements,” below), the Company extended the original one-year period that Mr. Grossman may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until February 1, 2012.  The option extension was valued at $117,000 using the Black-Scholes pricing model. As of December 31, 2007, all of Mr. Grossman’s accrued salary had been paid.

(5)                      Options awards are valued in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).  See Notes 1(j) and 10(h) to the Consolidated Financial Statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-KSB for the year ended December 31,2007 for the material terms of stock option grants.

(6)                      Other compensation represents insurance premiums paid by the Company with respect to term life insurance polices for the benefit of the executive.  There is no cash surrender value associated with the policies.

Outstanding Equity Awards at December 31, 2007

No stock options or stock-appreciation rights were exercised during fiscal year 2007, and no stock-appreciation rights were outstanding at the end of such fiscal year.  The table below sets forth outstanding but unexercised options of the Named Executive Officers as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price	Option Expiration Date
Richard C. Carlson	—		—		5,000	(2)	$7.50	March 1, 2011
	14,585	(3)	416	(3)	—		$23.50	January 3, 2015
	5,000		5,000	(4)	5,000	(5)	$5.00	February 1, 2017

Richard B. Thon	—		—		5,000	(2)	$7.50	March 1, 2011
	3,000		—		—		$11.33	April 18, 2012
	20,000	(6)	—		—		$25.00	July 21, 2014

Maurice R. Taylor	18,600		—		—		$11.33	April 1, 2012

Michael P. Grossman	38,000		—		—		$20.00	February 1, 2012

(1)                      See Notes 1(j) and 10(h) to the Consolidated Financial Statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-KSB for the year ended December 31,2007 for the material terms of stock option grants.

(2)                      Equity Incentive Plan Awards vest upon the Company securing FDA approval of its ProUroScanTM system.

(3)                      Options vested ratably in monthly installments through January 3, 2008. On July 11, 2008, these options were cancelled, and new options to acquire 70,000 shares of our common stock were issued to Mr. Carlson.  Mr. Carlson’s new options vest as to 10,000 shares immediately and as to 20,000 shares each July 1 of

2009, 2010 and 2011.  The options are exercisable for a period of seven years at an exercise price of $1.00 per share.

(4)                      Options vest on December 31, 2008.

(5)                      Equity Incentive Plan Award vests upon the Company recording at least $1 million in revenue in 2008.

(6)                      On July 11, 2008, these options were cancelled, and new options to acquire 35,000 shares of our common stock were issued to Mr. Thon.  Mr. Thon’s new options vest as to 10,000 shares immediately with the remainder vesting in equal installments on each July 1 of 2009, 2010 and 2011.  The options are exercisable for a period of seven years at an exercise price of $1.00 per share.

Director Compensation

Effective July 1, 2008, our Board of Directors established a policy that each of our non-employee directors receives an annual cash payment of $10,000 for annual services to the Company, that the chairpersons of our Compensation, Audit, and Nominating and Governance committees receive an additional annual payment of $2,500 and that each committee member receive an annual payment of $1,000 per committee.  In addition, we have also agreed to grant to all non-employee directors a one-time non-qualified stock option upon election or appointment to the Board of Directors to purchase 3,000 shares of our common stock at fair market value and grant an additional 1,000 share option to each director upon their annual re-election to the Board.  These director options vest ratably over two years of service.

Prior to July 1, 2007, each of our non-employee directors receives an annual cash payment of $5,000 for annual services to the Company and the chairpersons of our Compensation, Audit, and Nominating and Governance committees receive an additional annual payment of $2,500. All non-employee directors were granted a one-time non-qualified stock option upon appointment to the Board of Directors to purchase 3,000 shares of our common stock at fair market value.  These director options vested ratably over two years of service.  Mr. Nazarenko’s and Mr. Koenig’s options have a ten-year term, and Mr. Smith’s and Mr. Rudelius’ options have a seven-year term.

On July 11, 2008, we issued a total of 21,667 shares of our common stock to our directors in lieu of cash as payment of accrued directors’ fees.  In addition, a total of 37,967 shares of our common stock were issued to our directors in recognition of the extraordinary amount of time and effort they have put forth on the Company’s restructuring and refocusing efforts since January 1, 2007.

All directors shall be reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

The table below sets forth director compensation earned during fiscal 2007:

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)	(d) Option Awards(5) ($)	(e) Total ($)
David Koenig(1)	$7,500	—	—	$7,500
Alexander Nazarenko(2)	$7,500	—	—	$7,500
Scott Smith(3)	$7,500	—	$8,850	$16,350
Robert Rudelius(4)	$2,917	—	$1,800	$4,717

(1)                      Chairman of the Compensation Committee as of March 14, 2008.  During 2007 and until March 14, 2008, Mr. Koenig was Chairmen of the Nominating and Governance Committee.

(2)                      Chairman of the Compensation Committee until his resignation from the Board of Directors on March 11, 2008.

(3)                      Chairman of the Audit Committee.

(4)                      Elected to the Board of Directors on June 14, 2007.  The 3,000 options awarded in 2007 vest ratably in monthly installments through June 14, 2009.  Chairman of the Nominating and Governance Committee Compensation Committee as of March 14, 2008.

(5)                      Each outside director held options to acquire 3,000 shares at December 31, 2007.  Options awarded during the fiscal year are valued in accordance with SFAS 123R.  See Notes 1(j) and 10(h) to the Consolidated Financial Statements for the fiscal year ended December 31, 2007 in our Annual Report on Form 10-KSB for the year ended December 31,2007 for the material terms of stock option grants.

Employment Agreements

On July 21, 2007, PUC entered into an employment agreement with its Chief Financial Officer, Richard Thon.  The agreement extends through September 30, 2009. The agreement provides for a minimum annual salary of $140,000, a cash incentive bonus potential of up to 30 percent of Mr. Thon’s base pay and eligibility to participate in an annual grant of options to purchase shares of common stock, as determined by the Company’s Board of Directors.  The agreement provides for severance payments if the Company terminates Mr. Thon without cause or if Mr. Thon terminates the agreement for good reason, including four months of base salary plus one month of base salary for each year of service (up to a maximum of nine months of base salary), payment of earned bonuses, continued payment of existing health and life insurance benefits for a period of four months and immediate vesting of all unvested stock options then held by Mr. Thon.  In addition, within a one-year period following a “change in control” of the Company, upon termination without cause, unacceptable demotion or reduction in responsibilities, or a relocation of more than 100 miles, Mr. Thon will receive as severance, nine months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), and immediate vesting of all unvested stock options then held by Mr. Thon.  The agreement prohibits Mr. Thon from directly or indirectly participating in the ownership, management, operation or control of a competitive business for a period of one year after his employment with the Company terminates.

On July 16, 2008, PUC entered into an employment agreement with Mr. Carlson, its Chief Executive Officer.  The agreement provides for a minimum annual salary of $150,000, a cash incentive bonus potential of up to 40 percent of Mr. Carlson’s base pay, and eligibility to participate in an annual grant of options to purchase shares of common stock, as determined by the Company’s Board of Directors.  The agreement provides for severance payments if the Company terminates Mr. Carlson without cause or if Mr. Carlson terminates the agreement for good reason that includes six months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), payment of earned bonuses, continued payment of existing health and life insurance benefits for a period of six months, and immediate vesting of all unvested stock options then held by Mr. Carlson.  In addition, within a one-year period following a “change in control” of the Company, upon termination without cause, unacceptable demotion or reduction in responsibilities, or a relocation of more than 100 miles, Mr. Carlson will receive as severance, six months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), and immediate vesting of all unvested stock options then held by Mr. Carlson.  The agreement prohibits Mr. Carlson from directly or indirectly participating in the ownership, management, operation or control of a competitive business for a period of one year after his employment with the Company terminates.  The agreement will extend through December 31, 2009.

During the year ended December 31, 2006, the Company was also party to an employment agreement with Mr. Taylor, its former Chief Executive Officer, which terminated with his retirement from that position effective November 1, 2006.  Mr. Taylor continued to be employed by the Company in a transition role until March 31, 2007.  The employment agreement with Mr. Taylor provided for an annual salary of $190,000 and maximum bonus potential of 75 percent of his base pay.  Due to funding limitations, the Company was unable to pay Mr. Taylor’s salary between June 15, 2006 and March 31, 2007.  On May 11, 2007, the Company entered into an agreement with Mr. Taylor to defer the payment of his accrued salary further according to an agreed upon schedule.  Under the terms of the agreement, the Company agreed to pay Mr. Taylor’s accrued salary totaling $141,017 in installments of $5,000 per month from June 1, 2007 through December 1, 2007, with the $106,017 balance to be paid prior to December 28, 2007.  On February 14, 2008, the Company paid the balance of the accrued salary plus $8,316 pursuant to certain late payment clauses in the deferred payment agreement.  No further payments are due to Mr. Taylor under either his employment agreement or the deferred payment agreement.  As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Taylor may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until April 1, 2012.

During the year ended December 31, 2007, the Company was party to an employment agreement with Mr. Grossman, its former President and Chief Operating Officer, that expired on January 31, 2007.  The Company elected not to renew the employment agreement.  Mr. Grossman’s agreement provided for an annual salary of $175,000 with a maximum bonus potential of 50 percent of his base pay.  Due to funding limitations, the Company was unable to pay Mr. Grossman’s salary between June 15, 2006 and January 23, 2007.  On May 11, 2007, the Company entered into an agreement with Mr. Grossman to defer the payment of his accrued salary further according to an agreed upon schedule.  The parties also agreed to release and waive each other from all damages, actions, lawsuits, or claims the other party may have arising out of the employment of Mr. Grossman and the conclusion of that employment.  The Company paid Mr. Grossman’s accrued salary totaling $103,990 in installments of $4,000 on May 15, 2007, $6,000 on June 1, 2007, and $8,000 per month from June 1, 2007 through December 1, 2007, with the $45,990 balance paid out of the proceeds of the 2007 Private Placement on December 28, 2007.  As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Grossman may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until February 1, 2012.

From June 2006 through the first closing of the 2007 Private Placement, the Company deferred payment of the majority of our remaining executive team’s compensation.  We expect to pay the balance of the deferred compensation out of the proceeds of future financings.  As of December 31, 2007, approximately $313,000 of our remaining executive team’s compensation had not been paid, and was recorded as an accrued liability.

Certain Relationships and Related Transactions

Loan Transactions

From time to time during 2007, certain directors and other affiliates of the Company have made personal loans and advances to the Company for short-term working capital needs.  Most such loans and advances were made on a “good faith” basis, not bearing interest and not evidenced by a note.  Certain larger such loans were made pursuant to simple promissory notes.

On September 7, 2006, the Company borrowed $7,000 from Scott Smith, a director of the Company.  The loan bore no interest.  On February 12, 2007, the Company sold 1,707 shares of its common stock to Mr. Smith, the subscription price being paid by the conversion of the $7,000 loan from Mr. Smith.  The per share selling price of $4.10 was based on the last selling price prior to this sale as reported on the OTCBB.

On April 17, 2007, the Company borrowed $75,000 from Mr. Nazarenko.  In consideration, the Company executed and delivered to Mr. Nazarenko a $75,000 unsecured demand promissory note.  The note bore interest at an annual rate of prime plus one percent, and was repaid on May 8, 2007.

On June 12, 2007, the Company borrowed $5,000 from Mr. Koenig.  The loan bears no interest.  $3,500 was repaid to Mr. Koenig on January 2, 2008, with the remainder to be repaid as soon as the Company is able to do so.

Also on June 12, 2007, the Company borrowed $10,000 from Mr. Nazarenko.  The loan bore no interest.  On June 25, 2007, the Company borrowed an additional $27,000 from Mr. Nazarenko.  In consideration of these two loans, the Company executed and delivered to Mr. Nazarenko a $37,000 unsecured demand promissory note.  The note bore interest at an annual rate of prime plus one percent.  The principal amounts of these loans were repaid to Mr. Nazarenko on December 28, 2007.

On July 3, 2007, the Company borrowed $10,000 from Mr. Nazarenko.  The unsecured loan bore no interest and was repaid on December 28, 2007

On July 31, 2007, we borrowed $100,000 from the Phillips W. Smith Family Trust, a five percent shareholder of the Company, pursuant to a promissory note.  The note bears interest at the prime rate, and is payable on the first to occur of (1) the Company’s closing on $500,000 of new financing or (2) September 15, 2007 (see “Other Transactions” below).  Under the terms of the promissory note, we will issue to the Smith Family Trust five-year warrants (immediately exercisable) to acquire 100 shares of our common stock for each day the promissory note is outstanding (to be prorated if a portion of the loan is repaid), at $5.00 per share.  On January 3, 2008, we repaid $66,000 of this note.

On August 29, 2007 and October 31, 2007, the Company borrowed for working capital purposes $50,000 and $100,000, respectively, from James Davis, a five percent shareholder of the Company, pursuant to two promissory notes.  The notes bore interest at the prime rate.  In addition, for each day that the notes remained outstanding, the Company agreed to grant to Mr. Davis five-year warrants (immediately exercisable) to purchase 50 and 100 shares of our common stock at an exercise price of 5.00 per share, respectively.  Concurrently with the close of the 2007 Private Placement, we converted the $150,000 of short-term notes into a note in the aggregate principal amount of $142,500 and a warrant to purchase

30,000 shares of our common stock on substantially the same terms and conditions as the notes and warrants in the 2007 Private Placement.  At the same time, we issued to Mr. Davis the 11,850 warrants accrued pursuant to the promissory notes as of December 27, 2007.

On September 10, 2007, the Company issued a total of 1,100 shares of its common stock to Mr. Carlson and Mr. Smith as repayment for $3,330 of outstanding loans to the Company.

On September 28, 2007, the Company borrowed for working capital purposes $15,000 from Mr. Smith and $10,000 from Robert J. Rudelius, both directors of the Company.  The unsecured loans bore no interest.  Upon the first closing of the 2007 Private Placement, these loans were converted into units under that offering.

On November 30, 2007, the Company borrowed for working capital purposes $25,000 from Mr. Davis.  This loan bore interest at the prime rate computed on the basis of the actual number of days elapsed in the payment period and a 365-day year.  In addition, for each day that the loan remained outstanding, the Company agreed to grant to Mr. Davis five-year warrants (immediately exercisable) to purchase 25 shares of our common stock at an exercise price of $5.00 per share.  We converted the principal amount of this short-term loan into units under the 2007 Private Placement, and issued the 700 warrants accrued as of December 27, 2007.

Other Transactions

The Company’s executive offices are temporarily located within the offices of Mr. Nazarenko.  Our rental cost for these temporary offices is approximately $2,200 per month, which we believe is at market for similar office space in Minneapolis, Minnesota.  Mr. Nazarenko has informally agreed to defer payment of the rent until we are able to pay.

In connection with the renewal of our Crown Bank notes to, among other things, extend the maturity date of such notes to February 28, 2009, we borrowed $600,000 from the Phillips W. Smith Family Trust, pursuant to a promissory note and used the proceeds to retire $600,000 of the original Crown Bank loan obligation.  The promissory note matures on February 28, 2009, bears interest at 1.0 percent over the prime rate and has a subordinated security interest in all of the Company’s assets.  As consideration to the Smith Family Trust for lending funds to us and to James Davis, Bruce Culver and William Reiling, each five percent shareholders of the Company and the three remaining guarantors of the Crown Bank promissory notes, for extending their guarantees through February 28, 2009, we issued to them an aggregate amount of 122,222 shares of our common stock on December 28, 2007.  We also agreed to issue to them (1) an aggregate amount of 24,445 shares of our common stock if the Crown Bank promissory notes and $600,000 promissory note remain outstanding on October 31, 2008 and (2) five-year warrants to acquire a maximum aggregate of 61,112 shares of our common stock at an exercise price of $2.00.  The warrants will be issued on the earlier of a closing of an underwritten public offering or October 31, 2008, and will be exercisable beginning on the one-year anniversary of that date.

During the year ended December 31, 2007, the Company sold 125,000 of the Company’s investment units, consisting of one share of our common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of our common stock for $2.50($5.00 per share), at a price of $4.00 per unit, with total proceeds of $500,000.  The investment units were sold in tranches of 31,250 units each (on January 18, January 23, February 28 and May 1) to James Davis, Bruce Culver, William Reiling and the Phillips W. Smith Family Trust.

On March 21, 2007, we amended the terms of four 10% unsecured convertible subordinated debentures in the aggregate amount of $733,344 issued by us to James L. Davis, Bruce Culver, William S. Reiling and

the Phillips W. Smith Family Trust.  Under the amendment, each debenture holder agreed to accept as payment for interest due on the debenture the following:

•                  cash paid for interest from inception through May 31, 2006;

•                  investment units, consisting of one share of stock and a three-year warrant to acquire 0.5 shares of Company common stock at $2.50 ($5.00 per share), for interest accrued from June 1, 2006 through January 31, 2007, with such accrued interest converted into investment units at a price of $4.00 per unit; and

•                  cash or shares of our common stock (converted on the basis of $5.00 per share), at the option of the Company, for interest accrued from February 1, 2007 through settlement of the debenture.

Accordingly, on March 21, 2007, the Company issued a total of 12,478 shares of its common stock and three-year warrants (immediately exercisable) to acquire up to 6,239 shares of its common stock at 5.00 per share to the four debenture holders.

On December 27, 2007, we further amended the terms of the four 10% unsecured convertible subordinated debentures in the aggregate amount of $733,344 issued by us to James Davis, Bruce Culver, William Reiling and the Phillips W. Smith Family Trust, each guarantors of our Crown Bank promissory notes, so that the Debentures will automatically convert into shares of our common stock at the closing of the public offering at $3.00 per share.

On December 27, 2007, the Company held a closing of its 2007 Private Placement.  In addition to the conversion of existing loans into units offered in the 2007 Private Placement, Robert Rudelius and James Davis invested $10,000 and $200,000 in 2007 Private Placement units, respectively.  Jeanne Rudelius, sister of Robert Rudelius and Jason Davis, son of James Davis, invested $20,000 and $30,000 in 2007 Private Placement units, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Mr. Smith (chair) and Mr. Koenig.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2007 with management and with the Company’s independent registered accounting firm, Virchow Krause. The Audit Committee has discussed with Virchow Krause the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Virchow Krause required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Virchow Krause the independence of the independent registered public accounting firm. In addition to the information provided by Virchow Krause, the Audit Committee considered the level of non-audit services provided by Virchow Krause in determining that they were independent.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the SEC.

Submitted by the members of the Audit Committee:

Mr. Scott E. Smith	Mr. David Koenig

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL TWO)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Virchow Krause as our independent registered public accounting firm for the 2008 fiscal year. Although not legally required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of Virchow Krause for stockholder ratification at the Annual Meeting.  Representatives of Virchow Krause are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.

If the stockholders fail to ratify the appointment of Virchow Krause, the Audit Committee shall meet and may reconsider its selection, but it is not legally required to do so. Notwithstanding the proposed ratification of the appointment of Virchow Krause by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

The Board of Directors recommends that you vote FOR ratification of the appointment of Virchow Krause as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  Proxies will be voted FOR ratifying this appointment unless otherwise specified.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Virchow Krause has acted as the Company’s independent registered public accounting firm for since 2004 and has been selected by the Audit Committee to serve in the same capacity for fiscal 2008.

Fees of Independent Public Accountants

The following is an explanation of the fees billed to the Company by Virchow Krause for professional services rendered for the fiscal years ended December 31, 2007 and 2006, which totaled $85,818 and $61,828, respectively.

Audit Fees

Audit fees consist of fees billed by our auditors for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.  Audit fees were $72,243 and $60,938 for the years ended December 31, 2007 and 2006, respectively.

Audit-related Fees

Audit related fees consist of fees billed by our auditors for professional services rendered for the review of the Form SB-2 filing and SEC comment letters.  Audit-related fees were $3,750 and $0 for the years ended December 31, 2007 and 2006, respectively.

Tax Fees

Tax fees consist of fees billed by our auditors for professional services for tax compliance, tax advice and tax planning. Tax fees were $0 and $890 for the years ended December 31, 2007 and 2006, respectively.

All Other Fees

Other fees consist of fees billed by our auditors for professional services rendered for the review of private placement memorandums.  Other fees were $9,825 and $0 for the years ended December 31, 2007 and 2006, respectively.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm.  The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the SEC.  This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit related, tax and other non-audit services to be provided by our independent registered public accounting firm.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year.  The Audit Committee has delegated to each of its members pre-approval authority between meetings of the Audit Committee.  The Audit Committee will not delegate to management the pre-approval of services to be preformed by our independent registered public accounting firm

All of the services provided by our independent registered public accounting firm in fiscal 2007 and 2006 were approved by the Audit Committee under its pre-approval policies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require our directors, executive officers and holders of more than 10 percent of our common stock to file reports of stock ownership and changes in ownership with the SEC.  Based on the Section 16 reports filed by our directors and executive officers and written representations of our directors and executive officers we believe there were no late or inaccurate filings for transactions occurring during fiscal 2007, except as follows:

Name	Number of Late Reports	Number of Transactions Reported Late
Robert Rudelius	2	1

PROPOSALS OF STOCKHOLDERS

Any stockholder who desires to submit a proposal for action by the stockholders at our 2009 Annual Meeting must submit such proposal in writing to our Secretary, Mr. David F. Koenig, by March 16, 2009 to have the proposal included in our proxy statement for the meeting.  Due to the complexity of the respective rights of the stockholders and us in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.

Rule 14a-4 promulgated under the Exchange Act governs our use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.  With respect to our 2009 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by May 30, 2009, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement.  The Company will bear the cost of preparing, assembling and mailing the proxy card, proxy statement and other material that may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter.  No additional compensation will be paid for such employee solicitation.

ANNUAL REPORT

An Annual Report of the Company setting forth the Company’s activities and containing financial statements of the Company for the fiscal year ended December 31, 2007 accompanies this Notice of Annual Meeting and proxy solicitation material.  Stockholders may receive, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including financial statements schedules and amendments thereto, as filed with the SEC, by writing to: ProUroCare Medical Inc., 5500 Wayzata Blvd, Suite 310, Golden Valley, MN 55416, Attention: Chief Financial Officer, or by calling the Company at (952) 476-9093.

OTHER MATTERS

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors.

PROUROCARE MEDICAL INC.

/s/ David F. Koenig

David F. Koenig
Secretary

PROUROCARE MEDICAL INC.

5500 Wayzata Boulevard, Suite 310

Golden Valley, Minnesota 55416

PROXY SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting of Shareholders

August 12, 2008

3:30 p.m.

PROXY

The undersigned, a stockholder of ProUroCare Medical Inc., hereby appoints Richard C. Carlson and David F. Koenig, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of ProUroCare Medical Inc. to be held at Thrivent Financial Building, Dining Room 2, 625 Fourth Ave. S., Minneapolis, Minnesota 55415 on August 12, 2008, at 3:30 p.m. local time, and at any and all adjournments thereof, as specified below on the matters referred to and in their discretion upon any other matters brought before the meeting, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of a four member Board of Directors consisting of all nominees for director, FOR ratification of the appointment of Virchow, Krause & Company LLP as independent registered public accounting firm for 2008 and in accordance with their best judgment for any other matters that properly come before the meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of directors:		☐ FOR	☐ WITHHOLD

(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

Richard C. Carlson
David F. Koenig
Robert J. Rudelius
Scott E. Smith

2.	To ratify the appointment of Virchow, Krause & Company LLP as independent registered public accounting firm of
	the Company for 2008.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Address Change? Mark Box ☐	Dated:	, 2008
Indicate changes below:
Signature:

Signature:
Signature(s) in Box

PLEASE DATE AND SIGN name(s) exactly as shown
on this proxy card. When shares are held by joint
tenants, both should sign. When signing as attorney,
executor, administrator, trustee or guardian, please
give full title as such. If a corporation, please sign
full corporate name by President or other authorized
officer. If a partnership, please sign in partnership
name by authorized person.